Mercury Reports First Quarter Fiscal 2019 Results, Page 1

Exhibit 99.1

News Release

Mercury Systems Reports First Quarter Fiscal 2019 Results

First Quarter Highlights Include:
Revenue increases 36% over prior year
Book-to-bill ratio of 1.24 yields record bookings and backlog
Revenue, adjusted EBITDA and adjusted EPS exceed consensus estimates
Operating cash flow of $20 million and free cash flow of $16 million

ANDOVER, Mass. October 30, 2018 Mercury Systems, Inc. (NASDAQ: MRCY, www.mrcy.com), reported operating results for the first quarter of fiscal 2019, ended September 30, 2018.
Management Comments
“The first quarter of fiscal year 2019 marked a strong start to the year for Mercury,” said Mark Aslett, Mercury’s President and Chief Executive Officer. “We achieved another record for bookings and backlog, exceeded consensus estimates for revenue, adjusted EBITDA, and adjusted EPS as well as delivered solid operating and free cash flow. During the quarter, we amended our existing revolving credit facility, increasing it to $750 million, and renewed the 5-year term to support our growth through organic investment and strategic acquisitions. Based on our financial performance for the quarter, the continued momentum in our organic and acquired businesses as well as the strong backlog, we are raising our guidance for the full fiscal year,” said Aslett.
First Quarter Fiscal 2019 Results
Total Company first quarter fiscal 2019 revenues were $144.1 million, compared to $106.1 million in the first quarter of fiscal 2018. The first quarter fiscal 2019 results included an

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Mercury Reports First Quarter Fiscal 2019 Results, Page 2

aggregate of approximately $31.3 million of revenue attributable to the Themis Computer and Germane Systems acquired businesses.
Total Company GAAP net income for the first quarter of fiscal 2019 was $7.5 million, or $0.16 per share, compared to $18.0 million, or $0.38 per share, for the first quarter of fiscal 2018. Adjusted earnings per share (“adjusted EPS”) was $0.39 per share for the first quarter of fiscal 2019, compared to $0.37 per share in the first quarter of fiscal 2018.
First quarter fiscal 2019 adjusted EBITDA for the total Company was $31.6 million, compared to $25.3 million for the first quarter of fiscal 2018.
Cash flows from operating activities in the first quarter of fiscal 2019 were a net inflow of $20.0 million, compared to a net inflow of $8.0 million in the first quarter of fiscal 2018. Free cash flow, defined as cash flows from operating activities less capital expenditures, was a net inflow of $16.3 million in the first quarter of fiscal 2019, compared to a net inflow of $4.4 million in the first quarter of fiscal 2018.
All per share information is presented on a fully diluted basis.
Bookings and Backlog
Total bookings for the first quarter of fiscal 2019 were $178.7 million, yielding a book-to-bill ratio of 1.24 for the quarter.
Mercury’s total backlog at September 30, 2018 was $507.9 million, a $147.2 million increase from a year ago. Of the September 30, 2018 total backlog, $377.8 million represents orders expected to be shipped within the next 12 months.
Business Outlook
This section presents our current expectations and estimates, given current visibility, on our business outlook for the current fiscal quarter and fiscal year 2019. It is possible that actual performance will differ materially from the estimates given, either on the upside or on the downside. Investors should consider all of the risks with respect to these estimates, including those listed in the Safe Harbor Statement below and in the First Quarter Fiscal 2019 Earnings Release Presentation and in our periodic filings with the U.S. Securities and Exchange Commission, and make themselves aware of how these risks may impact our actual performance.
For the second quarter of fiscal 2019, revenues are forecasted to be in the range of $151.6 million to $156.6 million. GAAP net income for the second quarter is expected to be approximately $8.3

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Mercury Reports First Quarter Fiscal 2019 Results, Page 3

million to $10.3 million, or $0.17 to $0.22 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing related expenses in the period, an effective tax rate of approximately 27%, excluding discrete items, and approximately 47.8 million weighted average diluted shares outstanding. Adjusted EBITDA for the second quarter of fiscal 2019 is expected to be in the range of $31.7 million to $34.5 million. Adjusted EPS is expected to be in the range of $0.39 to $0.43 per share.
For the full fiscal year 2019, we currently expect revenue of $607.0 million to $625.0 million, and GAAP net income of $39.1 million to $45.6 million, or $0.82 to $0.96 per share, assuming no incremental restructuring, acquisition, other non-operating adjustments or non-recurring financing related expenses in the period, an effective tax rate of approximately 28%, excluding discrete items, and approximately 47.7 million weighted average diluted shares outstanding. Adjusted EBITDA for the full fiscal year is expected to be approximately $133.5 million to $142.5 million, and adjusted EPS for the full fiscal year is expected to be approximately $1.65 to $1.79 per share.
Recent Highlights
September - Mercury announced it received a $9.2 million follow-on order from a leading defense prime contractor for custom-engineered radiation-tolerant solid-state drives (SSD) for a defense data storage application. The order was booked in the Company’s fiscal 2019 first quarter. Mercury has received orders for this custom SSD exceeding $20 million since initial product announcement in March of calendar year 2018.

September - Mercury announced it received a $5.0 million order from a leading defense prime contractor for rugged, embedded processing subsystems to perform advanced, shipboard radar processing. The order was booked in the Company’s fiscal 2018 fourth quarter and is expected to be shipped over the next several quarters.

September - Mercury announced the first volume production shipment of BuiltSECURE™ high density double data rate fourth-generation synchronous dynamic random-access memory (DDR4 SDRAM) to a leading defense prime contractor. The devices will be integrated into the radar warning receiver of a Command, Control, Communications, Computer and Intelligence (C4I) system.

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Mercury Reports First Quarter Fiscal 2019 Results, Page 4

September - Mercury announced that it received a $20.5 million follow-on order against a previously announced $152 million 5-year sole source basic ordering agreement (BOA) to deliver integrated subsystems to the U.S. Navy in support of both Navy and Air Force training environments. The order was received in the Company's fiscal 2018 fourth quarter and is expected to be shipped over the next several quarters. In total, Mercury received orders of $28.9 million in the Company’s fiscal 2018 fourth quarter against this BOA, with follow-on orders anticipated to continue through the life of the agreement.

September - Mercury announced the EnsembleSeries™ LDS3517 processing blade for advanced on-platform processing, machine learning and artificial intelligence (AI) applications. Each blade combines an Intel Xeon® D server-class processor, a Xilinx® UltraScale® FPGA and a mezzanine site in a 3U OpenVPX™ form-factor.

September - Mercury announced it received a $6.7 million follow-on order from a leading defense prime contractor for BuiltSECURE™ high-density secure memory devices to be integrated into the command, control and intelligence system of an advanced airborne platform. The order was booked in the Company’s fiscal 2019 first quarter and is expected to be shipped over the next several quarters.

September - Mercury announced it received a $3.6 million order from a leading defense prime contractor for high-performance radio frequency (RF) microelectronics integrated into a naval radar system. The order was booked in the Company’s fiscal 2018 fourth quarter and is expected to be shipped over the next several quarters.

September - Mercury announced that the Company was named to Fortune magazine's 2018 100 List of Fastest-Growing Companies. The annual Fortune list ranks public companies with market capitalization of $250 million or more, based on revenue growth rate, EPS growth rate and three-year annualized total return. The Company achieved a ranking of #27 on the list with the unique distinction of being the only aerospace and defense company included.

September - Mercury announced it received a $10.3 million order from a leading defense prime contractor for secure, rugged, embedded processing subsystems to perform advanced sensor

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Mercury Reports First Quarter Fiscal 2019 Results, Page 5

processing on a mobile platform. The order was booked in the Company’s fiscal 2018 fourth quarter and is expected to be shipped over the next several quarters.

August - Mercury announced it received an $8.4 million order from a leading defense prime contractor for precision-engineered radio frequency (RF) converter subsystems for an advanced airborne electronic protection application. The order was booked in the Company’s fiscal 2018 fourth quarter and is expected to be shipped over the next several quarters.

August - Mercury announced it received a $17 million order from a leading defense prime contractor for GPS Selective Availability Anti-Spoofing Modules (SAASM) for a precision guided munitions application. The order was booked in the Company’s fiscal 2019 first quarter and is expected to be shipped over the next several quarters.

August - Mercury announced it received an $11.6 million follow-on order from a leading defense prime contractor for high-performance digital signal processing subsystems for an unmanned airborne intelligence, surveillance and reconnaissance (ISR) application. The order was booked in the Company’s fiscal 2018 fourth quarter and is expected to be shipped over the next several quarters.

August - Mercury announced it received an $8.4 million follow-on order against a previously announced $152 million 5-year sole source basic ordering agreement to complete subsystem engineering development in support of the U.S. Navy’s training environment. The order was received in the Company's fiscal 2018 fourth quarter and engineering development is expected to be completed over the next several quarters.

August - Mercury announced its first annual data at rest (DAR) technology forum for the Commercial Solutions for Classified (CSfC) program with participation from the National Security Agency (NSA). The event, held on October 2, 2018 in Baltimore, Md., assembled the DAR ecosystem of customers, component suppliers and Trusted Integrators to share best practices for cost-effective, rapidly deployed CSfC programs.

August - Mercury announced it received an $11.8 million order from a leading defense prime contractor for the development of a custom-engineered radiation-tolerant solid-state drive (SSD) for

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Mercury Reports First Quarter Fiscal 2019 Results, Page 6

a defense data storage application. The order was booked in the Company’s fiscal 2018 fourth quarter.

July - Mercury announced the acquisition of Germane Systems for $45 million. Based in Chantilly, VA, Germane is an industry leader in the design, development and manufacturing of rugged servers, computers and storage systems for command, control and information ("C2I") applications. Mercury acquired Germane for an all cash purchase price of $45 million, subject to net working capital and net debt adjustments. The acquisition and associated transaction expenses were funded through Mercury’s existing revolving credit facility. The acquisition is expected to be accretive to fiscal 2019 adjusted EPS.

July - Mercury announced it received a $2.1 million order for SWaP-optimized multi-function radio frequency (RF) modules from a leading defense prime contractor for an airborne electronic warfare application. The order was booked in the Company’s fiscal 2018 fourth quarter and is expected to be shipped over the next several quarters.

July - Mercury announced the launch of its third generation RES HD modules featuring the newest Intel® Xeon® Scalable processors and three additional storage, PCIe expansion, and managed switch modules. The new XR6 RES HD modules maximize performance with the latest commercial-off-the -shelf (COTS) components and plug into three scalable and extendible RES HD chassis.

July - Mercury announced the beginning of customer engagements for the newest product offering in its ASURRE-Stor® portfolio of self-encrypting solid-state drives (SSD). This newest drive features up to 512 GB of user-accessible storage capacity in a rugged 2.5-inch, low-profile form factor (7mm) optimized for laptops and workstations storing highly sensitive data.
Conference Call Information
Mercury will host a conference call and simultaneous webcast on Tuesday, October 30, 2018, at 5:00 p.m. ET to discuss the first quarter fiscal 2019 results and review its financial and business outlook going forward.
To join the conference call, dial (877) 303-6977 in the USA and Canada, or (760) 298-5079 in all other countries. Please call five to ten minutes prior to the scheduled start time. The live audio webcast as well as the Company's earnings presentation that will be discussed on the call can be

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Mercury Reports First Quarter Fiscal 2019 Results, Page 7

accessed from the 'Events and Presentations' page of Mercury's website at www.mrcy.com/investor.
A replay of the webcast will be available two hours after the call and archived on the same web page for six months.
Use of Non-GAAP Financial Measures
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, the Company provides adjusted EBITDA, adjusted income, adjusted earnings per share (“adjusted EPS”), free cash flow, organic revenue and acquired revenue, which are non-GAAP financial measures. Adjusted EBITDA, adjusted income, and adjusted EPS exclude certain non-cash and other specified charges. The Company believes these non-GAAP financial measures are useful to help investors understand its past financial performance and prospects for the future. However, these non-GAAP measures should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. Management believes these non-GAAP measures assist in providing a more complete understanding of the Company’s underlying operational results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. A reconciliation of GAAP to non-GAAP financial results discussed in this press release is contained in the attached exhibits.
Mercury Systems - Innovation That Matters®
Mercury Systems (NASDAQ:MRCY) is a leading commercial provider of secure sensor and safety-critical processing subsystems. Optimized for customer and mission success, Mercury’s solutions power a wide variety of critical defense and intelligence programs. Headquartered in Andover, Mass., Mercury is pioneering a next-generation defense electronics business model specifically designed to meet the industry’s current and emerging technology needs. To learn more, visit www.mrcy.com.

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Mercury Reports First Quarter Fiscal 2019 Results, Page 8

Forward-Looking Safe Harbor Statement
This press release contains certain forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995, including those relating to the acquisition described herein and to fiscal 2019 business performance and beyond and the Company’s plans for growth and improvement in profitability and cash flow. You can identify these statements by the use of the words “may,” “will,” “could,” “should,” “would,” “plans,” “expects,” “anticipates,” “continue,” “estimate,” “project,” “intend,” “likely,” “forecast,” “probable,” “potential,” and similar expressions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. Such risks and uncertainties include, but are not limited to, continued funding of defense programs, the timing and amounts of such funding, general economic and business conditions, including unforeseen weakness in the Company’s markets, effects of any U.S. Federal government shutdown or extended continuing resolution, effects of continued geopolitical unrest and regional conflicts, competition, changes in technology and methods of marketing, delays in completing engineering and manufacturing programs, changes in customer order patterns, changes in product mix, continued success in technological advances and delivering technological innovations, changes in, or in the U.S. Government’s interpretation of, federal export control or procurement rules and regulations, market acceptance of the Company's products, shortages in components, production delays or unanticipated expenses due to performance quality issues with outsourced components, inability to fully realize the expected benefits from acquisitions and restructurings, or delays in realizing such benefits, challenges in integrating acquired businesses and achieving anticipated synergies, increases in interest rates, changes to cyber-security regulations and requirements, changes in tax rates or tax regulations, changes to generally accepted accounting principles, difficulties in retaining key employees and customers, unanticipated costs under fixed-price service and system integration engagements, and various other factors beyond our control. These risks and uncertainties also include such additional risk factors as are discussed in the Company's filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended June 30, 2018. The Company cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

# # #
Contact:
Michael D. Ruppert, CFO
Mercury Systems, Inc.
978-967-1990

Mercury Systems, Ensemble Series, EnterpriseSeries, BuiltSAFE and BuiltSECURE are trademarks and Innovation that Matters is a registered trademark of Mercury Systems, Inc. Other product and company names mentioned may be trademarks and/or registered trademarks of their respective holders.

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Mercury Reports First Quarter Fiscal 2019 Results, Page 9

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED BALANCE SHEETS
(In thousands)
	September 30,	June 30,
	2018	2018

Assets
Current assets:
Cash and cash equivalents	$72,869	$66,521
Accounts receivable, net	113,920	104,040
Unbilled receivables and costs in excess of billings	39,977	39,774
Inventory	121,156	108,585
Prepaid income taxes	6,736	3,761
Prepaid expenses and other current assets	9,521	9,062
Total current assets	364,179	331,743

Property and equipment, net	50,829	50,980
Goodwill	520,589	497,442
Intangible assets, net	183,606	177,904
Other non-current assets	7,771	6,411
Total assets	$1,126,974	$1,064,480

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$25,726	$21,323
Accrued expenses	15,144	16,386
Accrued compensation	20,281	21,375
Deferred revenues and customer advances	21,605	12,596
Total current liabilities	82,756	71,680

Deferred income taxes	13,266	13,635
Income taxes payable	2,879	998
Long-term debt	240,000	195,000
Other non-current liabilities	11,452	11,276
Total liabilities	350,353	292,589

Shareholders’ equity:
Common stock	472	469
Additional paid-in capital	587,788	590,163
Retained earnings	187,447	179,968
Accumulated other comprehensive income	914	1,291
Total shareholders’ equity	776,621	771,891
Total liabilities and shareholders’ equity	$1,126,974	$1,064,480

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Mercury Reports First Quarter Fiscal 2019 Results, Page 10

MERCURY SYSTEMS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
	Three Months Ended
	September 30,
	2018	2017
Net revenues	$144,056	$106,069
Cost of revenues (1)	82,473	55,395
Gross margin	61,583	50,674

Operating expenses:
Selling, general and administrative (1)	24,741	20,568
Research and development (1)	14,948	13,742
Amortization of intangible assets	7,181	5,637
Restructuring and other charges	504	95
Acquisition costs and other related expenses	399	261
Total operating expenses	47,773	40,303

Income from operations	13,810	10,371

Interest income	66	19
Interest expense	(2,259)	(3)
Other (expense) income, net	(1,009)	(815)

Income before income taxes	10,608	9,572
Tax provision (benefit)	3,129	(8,381)
Net income	$7,479	$17,953

Basic net earnings per share:	$0.16	$0.39

Diluted net earnings per share:	$0.16	$0.38

Weighted-average shares outstanding:
Basic	47,048	46,504
Diluted	47,697	47,489

(1) Includes stock-based compensation expense, allocated as follows:
Cost of revenues	$252	$148
Selling, general and administrative	$3,884	$3,976
Research and development	$543	$497

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Mercury Reports First Quarter Fiscal 2019 Results, Page 11

MERCURY SYSTEMS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
	Three Months Ended
	September 30,
	2018	2017
Cash flows from operating activities:
Net income	$7,479	$17,953
Depreciation and amortization	11,546	9,337
Other non-cash items, net	5,520	813
Changes in operating assets and liabilities	(4,516)	(20,075)

Net cash provided by operating activities	20,029	8,028

Cash flows from investing activities:
Acquisition of businesses, net of cash acquired	(46,273)	(6,000)
Purchases of property and equipment	(3,727)	(3,628)
Other investing activities	—	(374)

Net cash used in investing activities	(50,000)	(10,002)

Cash flows from financing activities:
Borrowings under credit facilities	45,000	—
Payments of deferred financing and offering costs	(1,851)	—
Payments for retirement of common stock	(6,812)	(13,548)

Net cash provided by (used in) financing activities	36,337	(13,548)

Effect of exchange rate changes on cash and cash equivalents	(18)	(41)

Net increase (decrease) in cash and cash equivalents	6,348	(15,563)

Cash and cash equivalents at beginning of period	66,521	41,637

Cash and cash equivalents at end of period	$72,869	$26,074

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Mercury Reports First Quarter Fiscal 2019 Results, Page 12

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Adjusted EBITDA, a non-GAAP measure for reporting financial performance, excludes the impact of certain items and, therefore, has not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends, and management uses these measures along with the corresponding GAAP financial measures to manage the Company’s business, to evaluate its performance compared to prior periods and the marketplace, and to establish operational goals. The adjustments to calculate this non-GAAP financial measure, and the basis for such adjustments, are outlined below:

Other non-operating adjustments. The Company records other non-operating adjustments such as gains or losses on foreign currency remeasurement and fixed asset sales or disposals among other adjustments. These adjustments may vary from period to period without any direct correlation to underlying operating performance.

Interest income and expense. The Company receives interest income on investments and incurs interest expense on loans, capital leases and other financing arrangements. These amounts may vary from period to period due to changes in cash and debt balances and interest rates driven by general market conditions or other circumstances outside of the normal course of Mercury’s operations.

Income taxes. The Company’s GAAP tax expense can fluctuate materially from period to period due to tax adjustments that are not directly related to underlying operating performance or to the current period of operations.

Depreciation. The Company incurs depreciation expense related to capital assets purchased to support the ongoing operations of the business. These assets are recorded at cost or fair value and are depreciated using the straight-line method over the useful life of the asset. Purchases of such assets may vary significantly from period to period and without any direct correlation to underlying operating performance.

Amortization of intangible assets. The Company incurs amortization of intangibles related to various acquisitions it has made and license agreements. These intangible assets are valued at the time of acquisition, are amortized over a period of several years after acquisition and generally cannot be changed or influenced by management after acquisition.

Restructuring and other charges. The Company incurs restructuring and other charges in connection with management’s decisions to undertake certain actions to realign operating expenses through workforce reductions and the closure of certain Company facilities, businesses and product lines. The Company’s adjustments reflected in restructuring and other charges are typically related to acquisitions and organizational redesign programs initiated as part of discrete post-acquisition integration activities. Management believes these items are non-routine and may not be indicative of ongoing operating results.

Impairment of long-lived assets. The Company incurs impairment charges of long-lived assets based on events that may or may not be within the control of management. Management believes these items are outside the normal operations of the Company's business and are not indicative of ongoing operating results.

Acquisition and financing costs. The Company incurs transaction costs related to acquisition and potential acquisition opportunities, such as legal, accounting, and other third party advisory fees. Although we may incur such third-party costs and other related charges and adjustments, it is not indicative that any transaction will be consummated. Additionally, the Company incurs unused revolver and bank fees associated with maintaining its credit facility. The Company also incurs non-cash financing expenses associated with obtaining its credit facility.

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Mercury Reports First Quarter Fiscal 2019 Results, Page 13

Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results.

Fair value adjustments from purchase accounting. As a result of applying purchase accounting rules to acquired assets and liabilities, certain fair value adjustments are recorded in the opening balance sheet of acquired companies. These adjustments are then reflected in the Company’s income statements in periods subsequent to the acquisition. In addition, the impact of any changes to originally recorded contingent consideration amounts are reflected in the income statements in the period of the change. Management believes these items are outside the normal operations of the Company and are not indicative of ongoing operating results.

Litigation and settlement income and expense. The Company periodically receives income and incurs expenses related to pending claims and litigation and associated legal fees and potential case settlements and/or judgments. Although we may incur such costs and other related charges and adjustments, it is not indicative of any particular outcome until the matter is fully resolved. Management believes these items are outside the normal operations of the Company’s business and are not indicative of ongoing operating results. The Company periodically receives warranty claims from customers and makes warranty claims towards its vendors and supply chain. Management believes the expenses and gains associated with these recurring warranty items are within the normal operations and operating cycle of the Company's business. Therefore, management deems no adjustments are necessary unless under extraordinary circumstances.

Stock-based and other non-cash compensation expense. The Company incurs expense related to stock-based compensation included in its GAAP presentation of cost of revenues, selling, general and administrative expense and research and development expense. The Company also incurs non-cash based compensation in the form of pension related expenses. Although stock-based and other non-cash compensation is an expense of the Company and viewed as a form of compensation, these expenses vary in amount from period to period, and are affected by market forces that are difficult to predict and are not within the control of management, such as the market price and volatility of the Company’s shares, risk-free interest rates and the expected term and forfeiture rates of the awards, as well as pension actuarial assumptions. Management believes that exclusion of these expenses allows comparisons of operating results to those of other companies, both public, private or foreign, that disclose non-GAAP financial measures that exclude stock-based compensation and other non-cash compensation.

Mercury uses adjusted EBITDA as an important indicator of the operating performance of its business. Management excludes the above-described items from its internal forecasts and models when establishing internal operating budgets, supplementing the financial results and forecasts reported to the Company’s board of directors, determining the portion of bonus compensation for executive officers and other key employees based on operating performance, evaluating short-term and long-term operating trends in the Company’s operations, and allocating resources to various initiatives and operational requirements. The Company believes that adjusted EBITDA permits a comparative assessment of its operating performance, relative to its performance based on its GAAP results, while isolating the effects of charges that may vary from period to period without any correlation to underlying operating performance. The Company believes that these non-GAAP financial adjustments are useful to investors because they allow investors to evaluate the effectiveness of the methodology and information used by management in its financial and operational decision-making. The Company believes that trends in its adjusted EBITDA are valuable indicators of its operating performance.

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Mercury Reports First Quarter Fiscal 2019 Results, Page 14

Adjusted EBITDA is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenses similar to the adjusted EBITDA financial adjustments described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these costs are unusual, infrequent or non-recurring.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended
	September 30,
	2018	2017
Net income	$7,479	$17,953
Other non-operating adjustments, net (1)	365	222
Interest expense, net	2,193	(16)
Income taxes	3,129	(8,381)
Depreciation	4,365	3,700
Amortization of intangible assets	7,181	5,637
Restructuring and other charges	504	95
Impairment of long-lived assets	—	—
Acquisition and financing costs	1,043	854
Fair value adjustments from purchase accounting	620	509
Litigation and settlement expense (income), net	—	—
Stock-based and other non-cash compensation expense	4,743	4,696
Adjusted EBITDA	$31,622	$25,269

(1) As of July 1, 2018, the Company has revised its definition of adjusted EBITDA to incorporate other non-operating adjustments, net, which includes gains or losses on foreign currency remeasurement and fixed assets sales and disposals among other adjustments. Adjusted EBITDA for prior periods has been recast for comparative purposes.

Free cash flow, a non-GAAP measure for reporting cash flow, is defined as cash provided by operating activities less capital expenditures and, therefore, has not been calculated in accordance with GAAP. Management believes free cash flow provides investors with an important perspective on cash available for investment and acquisitions after making capital investments required to support ongoing business operations and long-term value creation. The Company believes that trends in its free cash flow are valuable indicators of its operating performance and liquidity.

Free cash flow is a non-GAAP financial measure and should not be considered in isolation or as a substitute for financial information provided in accordance with GAAP. This non-GAAP financial measure may not be computed in the same manner as similarly titled measures used by other companies. The Company expects to continue to incur expenditures similar to the free cash flow financial adjustment described above, and investors should not infer from the Company’s presentation of this non-GAAP financial measure that these expenditures reflect all of the Company's obligations which require cash.

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Mercury Reports First Quarter Fiscal 2019 Results, Page 15

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended
	September 30,
	2018	2017
Cash flows from operations	$20,029	$8,028
Capital expenditures	(3,727)	(3,628)
Free cash flow	$16,302	$4,400

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2019 Results, Page 16

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands, except per share data)

Adjusted income and adjusted earnings per share ("adjusted EPS") are non-GAAP measures for reporting financial performance, exclude the impact of certain items and, therefore, have not been calculated in accordance with GAAP. Management believes that exclusion of these items assists in providing a more complete understanding of the Company’s underlying results and trends and allows for comparability with our peer company index and industry. These non-GAAP financial measures may not be computed in the same manner as similarly titled measures used by other companies. The Company uses these measures along with the corresponding GAAP financial measures to manage the Company’s business and to evaluate its performance compared to prior periods and the marketplace. The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision (1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ended
	September 30,
	2018		2017
Net income and earnings per share	$7,479	$0.16	$17,953	$0.38
Amortization of intangible assets	7,181		5,637
Restructuring and other charges	504		95
Impairment of long-lived assets	—		—
Acquisition and financing costs	1,043		854
Fair value adjustments from purchase accounting	620		509
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	4,743		4,696
Impact to income taxes (1)	(3,073)		(11,951)
Adjusted income and adjusted earnings per share	$18,497	$0.39	$17,793	$0.37

Diluted weighted-average shares outstanding:		47,697		47,489

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2019 Results, Page 17

UNAUDITED SUPPLEMENTAL INFORMATION RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In thousands)

Organic revenue and acquired revenue are non-GAAP measures for reporting financial performance of its business. Management believes this information provides investors with insight as to the Company’s ongoing business performance. Organic revenue represents total company revenue excluding net revenue from acquired companies for the first four full quarters since the entities’ acquisition date (which excludes intercompany transactions). Acquired revenue represents revenue from acquired companies for the first four full quarters since the entities' acquisition date (which excludes intercompany transactions). After the completion of four full fiscal quarters, acquired revenue is treated as organic for current and comparable historical periods.

The following table reconciles the most directly comparable GAAP financial measure to the non-GAAP financial measure.

	Three Months Ended
	September 30,
	2018	2017
Organic Revenue	$112,801	$106,069
Acquired Revenue	31,255	—
Net revenues	$144,056	$106,069

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2019 Results, Page 18

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 31, 2018
Year Ending June 30, 2019
(In thousands, except per share data)

The Company defines adjusted EBITDA as income before other non-operating adjustments, interest income and expense, income taxes, depreciation, amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense.

The following table reconciles the adjusted EBITDA financial measure to its most directly comparable GAAP measures.

	Three Months Ending		Twelve Months Ending
	December 31, 2018		June 30, 2019
	Range		Range
	Low	High	Low	High

GAAP expectation -- Net income	$8,300	$10,300	$39,100	$45,600

Adjust for:
Other non-operating adjustments, net	—	—	400	400
Interest expense (income), net	2,200	2,200	8,800	8,800
Income taxes	3,100	3,900	14,900	17,400
Depreciation	4,800	4,800	19,200	19,200
Amortization of intangible assets	7,000	7,000	26,800	26,800
Restructuring and other charges	—	—	500	500
Impairment of long-lived assets	—	—	—	—
Acquisition and financing costs	700	700	2,700	2,700
Fair value adjustments from purchase accounting	—	—	600	600
Litigation and settlement expense (income), net	—	—	—	—
Stock-based and other non-cash compensation expense	5,600	5,600	20,500	20,500
Adjusted EBITDA expectation	$31,700	$34,500	$133,500	$142,500

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2019 Results, Page 19

MERCURY SYSTEMS, INC.
RECONCILIATION OF FORWARD-LOOKING GUIDANCE RANGE
Quarter Ending December 31, 2018
Year Ending June 30, 2019
(In thousands, except per share data)

The Company defines adjusted income as income before amortization of intangible assets, restructuring and other charges, impairment of long-lived assets, acquisition and financing costs, fair value adjustments from purchase accounting, litigation and settlement income and expense, and stock-based and other non-cash compensation expense. The impact to income taxes includes the impact to the effective tax rate, current tax provision and deferred tax provision (1). Adjusted EPS expresses adjusted income on a per share basis using weighted average diluted shares outstanding.

The following table reconciles the most directly comparable GAAP financial measures to the non-GAAP financial measures.

	Three Months Ending December 31, 2018
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$8,300	$0.17	$10,300	$0.22
Amortization of intangible assets	7,000		7,000
Restructuring and other charges	—		—
Impairment of long-lived assets	—		—
Acquisition and financing costs	700		700
Fair value adjustments from purchase accounting	—		—
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	5,600		5,600
Impact to income taxes (1)	(2,900)		(2,900)
Adjusted income and adjusted earnings per share expectation	$18,700	$0.39	$20,700	$0.43

Diluted weighted-average shares outstanding expectation:		47,800		47,800

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY

Mercury Reports First Quarter Fiscal 2019 Results, Page 20

	Twelve Months Ending June 30, 2019
	Range
	Low		High
GAAP expectation -- Net income and earnings per share	$39,100	$0.82	$45,600	$0.96
Amortization of intangible assets	26,800		26,800
Restructuring and other charges	500		500
Impairment of long-lived assets	—		—
Acquisition and financing costs	2,700		2,700
Fair value adjustments from purchase accounting	600		600
Litigation and settlement expense (income), net	—		—
Stock-based and other non-cash compensation expense	20,500		20,500
Impact to income taxes (1)	(11,400)		(11,400)
Adjusted income and adjusted earnings per share expectation	$78,800	$1.65	$85,300	$1.79

Diluted weighted-average shares outstanding expectation:		47,700		47,700

(1) Impact to income taxes is calculated by recasting income before income taxes to include the add-backs involved in determining adjusted income and recalculating the income tax provision using this adjusted income from operations before income taxes.

50 Minuteman Road, Andover, Massachusetts 01810 U.S.A. • +1 978.256.1300 • www.mrcy.com • twitter: @MRCY